Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:07 PM 04/27/2012
FILED 12:09 PM 04/27/2012
SRV 120482891 - 5146313 FILE

CERTIFICATE OF FORMATION

OF

EMERGENT ENERGY SERVICES GP LLC

This Certificate of Formation, dated April 26, 2012, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.                                      Name.  The name of the limited liability company is Emergent Energy Services GP LLC (the “Company”).

2.                                      Registered Office.  The address of the registered office of the Company required to be maintained by Section 18-104 of the Act is:

c/o Capitol Services, Inc.

Capitol Services, Inc.

1675 South State St., Suite B

Dover, DE 19901

3.                                      Registered Agent.  The name and the address of the registered agent for service of process on the Company required to be maintained by Section 18-104 of the Act are:

Capitol Services, Inc.

1675 South State St., Suite B

Dover, DE 19901

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, an authorized person or agent or attorney-in-fact of the Company, has duly executed this Certificate of Formation as of the date first written above.

/s/ Warren Bonham
Warren Bonham
Authorized Person

 Signature Page to Certificate of Formation of Emergent Energy Services GP LLC